UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

             Date of Report: September 15, 2006 (September 11, 2006)
                        (Date of Earliest Event Reported)

                           CYBER DEFENSE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


            Florida                       333-46424                55-0876130
(State or other jurisdiction of   (Commission File Number)      (I.R.S. Employer
 incorporation or organization)                              Identification No.)


      10901 Roosevelt Boulevard, Suite 100-D, St. Petersburg, Florida 33716
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (727) 577-0878


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

A. On September 11, 2006, Cyber Defense Systems, Inc., (the "Registrant") closed on an Advance Agreement on the proceeds they were entitled to under a March 14, 2006 Securities Purchase Agreement (the "Agreement") with AJW PARTNERS, LLC, AJW OFFSHORE, LTD., AJW QUALIFIED PARTNERS, LLC, and AJW QUALIFIED PARTNERS, LLC, (collectively the "Parties" or individually the "Party"). The Parties agreed to advance $200,000 to Registrant pursuant to Section 4(l) of the Agreement to provide that the Parties will fund $200,000 of the subsequent investment referred to in that section on the date hereof, with the remaining $300,000 to be funded as provided in the Agreement. See Exhibit 10.1. In connection to the Advance Agreement, Registrant authorized the issuance of 6% Callable Secured Convertible Notes in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000.). Pursuant to the above mentioned agreement the Parties waived all penalties and default past due.

B. On September 11, 2006, Registrant and the Parties amended for the exercise price and the maturity period of certain warrants that were issued by the Registrant on April 11, 2005, May 25, 2005 and August 3, 2005, (the "Warrants"), the amended agreement stipulates that the exercise price shall be $.45 per share for all Warrants. The term for all of the Warrants shall be extended from 5 years to a 7 year term such that all the Warrants shall expire on September 8, 2013. See Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits

         The following documents are included as exhibits to this Form 8-K.

         Exhibit
         Number      Description

         10.1        Advance Agreement
         10.2        Amendment of Warrants

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CYBER DEFENSE SYSTEMS, INC.

                                             By: /s/ William C. Robinson
                                                 -------------------------------
                                                 William C. Robinson
                                                 Chief Executive Officer

Dated: September 14, 2006